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                                                                   Exhibit 10.21



March 25, 1996

Concord Communications, Inc.
Jack Blaeser, CEO
33 Boston Post Road West
Marlboro, MA 01752

Dear Jack:

We are pleased to inform you that Silicon Valley Bank, a California-chartered bank ("Lender") with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East," has approved an equipment line of credit in the amount of One Million and 00/100 Dollars ($1,000,000.00) (the "Equipment Line") for use by Concord Communications, Inc., (the "Borrower") subject to the following terms and to the Lender's periodic review.

The Equipment Line shall not become effective unless and until an executed copy of this letter together with all necessary accompanying documentation as well as the facility fee described below has been returned to the Lender, which must take place within 30 days from the date of this letter.

Borrowings under the Equipment Line will be permitted through March 25, 1997 (the "Draw Period"). Borrower shall pay regular monthly payments of all accrued interest due as of each payment date, beginning April 25, 1996 and all subsequent interest payments will be due on the same day of each month thereafter. The Equipment Line shall convert to a term loan payable in thirty-six (36) even payments of principal plus interest beginning March 25, 1997, and all subsequent payments of principal plus interest will be due on the same day of each month thereafter. The final payment, due March 25, 2000, shall be for all outstanding principal plus all accrued interest not yet paid.

Borrowings under the Equipment Line shall be secured by a first security interest in the Borrower's accounts receivable, inventory, machinery, equipment, general intangibles all other assets, all monies, and all other property in Lender's possession which Lender may use to pay Borrower's obligations.

At any time from the date hereof through the end of the Draw Period, Borrower may request advances (each an "Advance" and collectively the "Advances") from Lender in an aggregate amount not to exceed the principal amount of the Note. To evidence the Advances, Borrower shall deliver to Lender, at the time of each advance request, an invoice for the equipment to be purchased. The Advances shall be used for purchases of equipment only and shall not exceed ninety percent (90%) of the invoice amount approved from time to time by Lender, excluding taxes, shipping and installation expenses. Software may, however, comprise up to $300,000.00 of the Advances.




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Borrowings under the Equipment Line shall bear interest at a rate of two percentage point (2.000%) over Lender's Prime Rate. Prime Rate means the rate from time to time announced and made effective by Lender as its Prime Rate. Borrower's interest rate shall change each time the Prime Rate changes. Interest will be charged monthly in arrears and shall be calculated on a 360-day year. Lender shall be authorized to debit Borrower's principal account or any other account maintained by Borrower with Lender for any principal, interest or fees associated with Borrower's Equipment Line with or without notice to Borrower. Borrower shall pay to Lender a facility fee in the amount of Five Thousand and 00/100 Dollars ($5,000.00) for the Equipment Line, as well as all out-of-pocket expenses incurred by Lender in connection with the establishment of the Equipment Line, which must be paid at the time the documents are returned to Lender.

Borrowings under the Equipment Line shall be secured by a security interest in all of Borrower's assets pursuant to a Commercial Security Agreement of even date and perfected pursuant to a UCC Financing Statement.

Any advances hereunder or renewal hereof will be made only if in the opinion of the Lender there exists no default under any loan documentation executed by you with the Lender. A default is as defined in the accompanying Promissory Note of even date.

A.       REQUIREMENTS.

         1. AFFIRMATIVE COVENANTS. So long as the Equipment Line remains outstanding, Borrower agrees to maintain the following covenants:

                  a. To provide the Lender with duplicate unaudited monthly financial statements, together with a Compliance Certificate, prepared in accordance with generally accepted accounting principals and duplicate audited annual (consolidated and consolidating) financial statements certified by public accountants with an unqualified opinion, to be received 25 and 90 days, respectively after the close of the period. Notwithstanding the foregoing, Borrower shall deliver its audited annual financial statements for the fiscal year ended 1995 on or before April 30, 1996.

                  b. LIQUIDITY - (Tested Quarterly) Maintain minimum unrestricted cash plus eighty percent (80%) of eligible accounts receivable under 90 days from date of invoice, of $2,300,000.00.

                  C. PROFITABILITY - (Tested Quarterly) Borrower shall achieve profitability on a quarterly basis. Notwithstanding the foregoing, Borrower may incur quarterly losses, provided such losses shall not to exceed $1,300,000.00 for quarter ending March 31, 1996, decreasing to $1,200,000.00 for the quarter ending June 30, 1996, further decreasing to $900,000.00 for the quarter ending September 30, 1996, and further decreasing to $100,000.00 for the quarter ending December 31, 1996. In addition, a maximum loss of $2,500,000.00 shall be allowed for the fiscal year ending December 31, 1996.

                  d. TANGIBLE NET WORTH - (Tested Quarterly) Maintain a minimum Tangible Net Worth (TNW) of $2,000,000.00. TNW is defined as Stockholders' Equity plus Subordinated Debt (debt which is formally subordinated to the Lender) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).


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                  e.       TOTAL LIABILITIES/TANGIBLE NET WORTH - (Tested
                           Quarterly) Maintain a ratio of Total Liabilities divided by TNW not to exceed 1.00 to 1.00, increasing to 1.25 to 1.00 beginning with the month ending April 30, 1996, and thereafter.

                  f.       File all tax returns and to pay all taxes due.

                  g. Reimburse the Lender for any reasonable expenses incurred by the Lender to enforce the terms of this obligation.

                  h. Maintain adequate fire and liability insurance satisfactory to the Lender, a copy of which shall be forwarded to the Lender.

2. NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender.

                  a. Participate in any merger or consolidation or to pay any dividends.

                  b. Dispose of any material assets other than in the ordinary course of business.

                  c. Be in default of any other loan agreement with any other bank.

                  d.       File for protection under the Bankruptcy Code.

                  e. Directly or indirectly pledge, grant, create or permit to exist any security interest, lien or other encumbrance upon any of Borrower's assets except in favor of the Lender. Without the Lender's prior written consent, which will not be unreasonably withheld.

                  f. Invest in any securities other than U.S. Treasury securities, commercial paper and money market instruments acceptable to the Lender, without the Lender's prior written consent which will not be unreasonably withheld.

                  g. Incur indebtedness for borrowed money, except for either a) indebtedness to Silicon Valley Bank or
                           b)indebtedness incurred for the purchase or lease of equipment.

If the Lender waives any rights under this Agreement, it will not affect any future action the Lender may wish to take. This Agreement shall be binding upon any of the Borrower's successors in interest. The laws of the Commonwealth of Massachusetts shall apply to this Agreement. THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT, OR PROCEEDING OF ANY KIND, AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS LETTER AGREEMENT; PROVIDED, HOWEVER, THAT IF FOR ANY REASON LENDER IS PROHIBITED FROM AVAILING ITSELF OF THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS, THEN VENUE SHALL LIE IN SANTA CLARA COUNTY, CALIFORNIA. (INITIAL HERE [/s/ JB]) LENDER AND BORROWER HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER LENDER OR BORROWER AGAINST THE OTHER.




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It is our understanding that the Borrower will consider the Silicon Valley Bank to be one of its banks. Among other things, the Borrower agrees to maintain a reasonable portion of its excess funds in Silicon Valley Bank.

This Agreement shall become effective only when it shall have been executed by the Borrower and the Lender (provided, however, in no event shall this Agreement become effective until signed by an officer of the Lender in California).

We are delighted to expand our relationship with Concord Communications, Inc. and look forward to many successful years of working together.

Sincerely,

SILICON VALLEY BANK, doing
business as SILICON VALLEY EAST



By: /s/
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------



SILICON VALLEY BANK



By: /s/
    ------------------------------------

Name:
      ----------------------------------

Title:
       ---------------------------------
       (Signed at Santa Clara County, CA)



Agreed and Accepted this 25th day of March, 1996.



CONCORD COMMUNICATIONS, INC.



By: /s/ John A. Blaeser
    ------------------------------------

Name: John A. Blaeser
      ----------------------------------

Title: President
       ---------------------------------



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                           LOAN MODIFICATION AGREEMENT

         This Loan Modification Agreement is entered into as of November 14, 1996, by and between Concord Communications, Inc. ("Borrower") whose address is 33 Boston Post Road West, Suite 400, Marlboro, MA 01752 and Silicon Valley
Bank, a California-chartered bank ("Lender"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley MA 02181 doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Promissory Note, dated March 25, 1996 in the original principal amount of One Million and 00/100 Dollars ($1,000,000.00), which may be amended from time to time (the "Note). The Note, together with other promissory notes from Borrower to Lender, is governed by the terms of a Letter Agreement, dated March 25, 1996, between Borrower and Lender, as such agreement may be amended from time to time (the "Loan Agreement"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness."

2. DESCRIPTION OF COLLATERAL: Repayment of the Indebtedness is secured by a Commercial Security Agreement, dated March 25, 1996 (the "Security Agreement").

Hereinafter, the above-described security documents, together with all other documents securing payment of the Indebtedness shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents."

3.       DESCRIPTION OF CHANGE IN TERMS.

         A.       MODIFICATION(S) TO LOAN AGREEMENT.

                  1. Lender hereby waives Borrower's existing default under the Loan Agreement by virtue of Borrower's failure to comply with the Tangible Net Worth, the Total Liabilities/Tangible Net Worth and the Profitability covenants as of period ended June 30, 1996. Lender's waiver of Borrower's compliance of these covenants shall apply only to the foregoing period. Accordingly, for the quarter ended September 30, 1996, Borrower shall be in compliance with these covenants, as modified herein.

                           Lender's agreement to waive the above-described default (1) in no way shall be deemed an agreement by the Lender to waive Borrower's compliance with the above-described covenants as of all other dates and
                           (2) shall not limit or impair the Lender's right to demand strict performance of these covenants as of all other dates and (3) shall not limit or impair the Lender's right to demand strict performance of all other covenants as of any date.





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                  2.       Paragraphs "c", "d" and "e" under the sub-heading
                           "AFFIRMATIVE COVENANTS" are hereby amended, in their entirety, to read as follows:

                           c. PROFITABILITY - (Tested Quarterly) Borrower shall achieve profitability on a quarterly basis. Notwithstanding the foregoing, Borrower may incur quarterly losses, provided such losses shall not exceed $900,000.00 for quarter ended September 30, 1996 and decreasing to $500,000.00 for quarter ending December 31, 1996. In addition, a maximum loss of $4,000,000.00 shall be allowed for the fiscal year ending December 31, 1996.

                           d. TANGIBLE NET WORTH - (Tested Quarterly) Maintain a minimum Tangible Net Worth (TNW) of $500,000.00, beginning as of the quarter ended September 30, 1996. TNW is defined as Stockholders' Equity plus Subordinated Debt (debt which is formally subordinated to the Lender) less intangibles (including but not limited to Goodwill, Capitalized Software and Excess Purchase Costs).

                           e. TOTAL LIABILITIES/TANGIBLE NET WORTH - (Tested Quarterly) Maintain a ratio of Total Liabilities divided by TNW not to exceed 7.00 to 1.00, beginning as of the quarter ended September 30, 1996.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

6. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Lender is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Lender's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this Paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

7 JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Lender cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.





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8.       COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Lender (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Lender in California).

         This Loan Modification Agreement is executed as of the date first written above.

BORROWER:

CONCORD COMMUNICATIONS, INC.

By: /s/ Mary Campopiano
    -------------------------------------

Name: Mary Campopiano
      -----------------------------------

Title: Controller
       ----------------------------------

LENDER:

SILICON VALLEY BANK, doing business as
SILICON VALLEY EAST

By: /s/ Pamela J. Lowe
    -------------------------------------

Name: Pamela J. Lowe
      -----------------------------------

Title: Vice President
       ----------------------------------

SILICON VALLEY BANK

By: /s/ Christina Ware
    -------------------------------------

Name: Christina Ware
      -----------------------------------

Title: Vice President
       ----------------------------------
       (Signed at Santa Clara County, CA)





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